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                                                                    EXHIBIT 3.4
                                                                    -----------









                                    BY - LAWS








                               A. B. DICK COMPANY

                             A DELAWARE CORPORATION














                                          ADOPTED:  APRIL 1, 1989 (EFFECTIVE
                                                    TIME OF MERGER OF A. B.
                                                    DICK COMPANY INTO IGX CORP.)

                                          AMENDED:  MAY 1, 1991
                                                    APRIL 6, 1993
                                                    DECEMBER 4, 1995



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                                    ARTICLE I
                                    ---------

                        REGISTERED AND PRINCIPAL OFFICES



         The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the Company shall be at 5700 West Touhy Avenue, Niles, Illinois, or at such other address in Cook County, Illinois, as may from time to time be fixed by the Board of Directors by amendment of these By-laws.





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                                   ARTICLE II
                                   ----------

                          BOARD OF DIRECTORS: COMMITTEE

SECTION 1 - BOARD OF DIRECTORS

         The property, business and affairs of the Company shall be managed by a Board of not less than two nor more than nine directors. The number of directors shall be determined from time to time by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except in the case of vacancies and newly created directorships resulting from any increase in the authorized number of directors which may be filled in the manner provided by the General Corporation Law of the State of Delaware. Each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders of the Company.

SECTION 2 - COMMITTEES

         The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate such committees, delegate to them such powers, and prescribe for them such procedures, as the Board by determine and as are permitted under the General Corporation Law of the State of Delaware.





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                                   ARTICLE III
                                   -----------

                       MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1 - REGULAR MEETINGS

         Regular meetings of the Board of Directors shall be held without call or notice at such times as may be provided by resolution of the Board of Directors from time to time.

SECTION 2 - SPECIAL MEETINGS

         Special meetings of the Board of Directors shall be held at the call of the Chairman (if one shall have been elected) or the President, or of the Secretary upon the written request of any two directors.

SECTION 3 - NOTICE

         Written notice of each special meeting of the Board of Directors shall be sent by mail or delivered personally by the Secretary at least two days prior to the meeting; provided, however, that a meeting may be held at any time without notice, if all of the directors waive notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 4 - PLACE

         Each meeting of the Board of Directors shall be held at the principal office of the Company in Cook County, Illinois or at such other place either within or without the State of




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Delaware, but outside the United Kingdom, as may be specified in the notice or waiver of notice of such meeting.

SECTION 5 - QUORUM

         Two directors shall constitute a quorum for the transaction of business.

SECTION 6 - CHAIRMAN

         The Board of Directors may elect one of its members as Chairman. The Chairman (if one shall have been elected) or, in the absence of the Chairman or if one shall not have been elected, a director to be selected by the directors present shall preside at all meetings of the Board of Directors.

                                ACTION BY CONSENT

SECTION 7 - UNANIMOUS CONSENT

         Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting, if all members of the Board of Directors or of any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee, as the case may be.




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                                   ARTICLE IV
                                   ----------

                             STOCKHOLDERS' MEETINGS

SECTION 1 - ANNUAL MEETING

         The annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may lawfully come before the meeting, shall be held on the fourth Thursday in April each year or on such other date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of such meeting, at the principal office of the Company in Cook County, Illinois or at such other place either within or without the State of Delaware, but outside the United Kingdom, as shall be designated by the Board of Directors and specified in the notice of such meeting.

SECTION 2 - SPECIAL MEETINGS

         Upon due notice, special meetings of the stockholders may be held whenever called as hereinafter provided. Each special meeting shall be held at the principal office of the Company in Cook County, Illinois or at such other place either within or without the State of Delaware, but outside the United Kingdom, as shall be designated by the Board of Directors and specified in the notice of such meeting, on any day and at such time as shall be designated by the Board of Directors and specified in the notice of such meeting. Special meetings of the stockholders may be called by the Chairman (if one shall have been elected), the President, by the Board of Directors by resolution duly adopted, or by the holders of not less than one-fifth of all the outstanding voting shares of the Company by written request signed by them specifying the purpose of such special meeting, which request shall be personally delivered or sent by



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registered mail to the Company at its principal office in Cook County, Illinois.
Within thirty days after the receipt by the Company of such written request, the Chairman (if one shall have been elected) or the President shall fix the time for the holding of a special meeting for the purpose specified in such written request, and shall cause notice thereof to be given in accordance with Section 3 of this Article IV. If such notice be not given by an officer of the Company within thirty days after receipt of such written request, the person calling such meeting may fix the time therefor, and may give notice thereof in the manner and within the time prescribed in said Section 3 for the given of notice by an officer of the Company.

SECTION 3 - NOTICE

         Written notice of each annual or special meeting of the stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be sent not less than ten nor more than sixty days prior to the date fixed for such meeting, by an officer of the Company at the direction of the person or persons calling the meeting, by mail with postage prepaid, to each stockholder of record entitled to vote at such meeting at this address as it shall then appear on the records of the Company.

SECTION 4 - QUORUM AND VOTING

         Each stockholder shall be entitled to vote, in person or by proxy, at any meeting of stockholders the shares of stock entitled to be voted at such meeting owned by him of record on the record date for such meeting. Subject to the provisions of law and the Certificate of Incorporation of the Company and any resolution or resolutions of the Board of Directors providing for the issue of any series of Preference Stock which may be authorized as to the vote




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required for a specified action, the holders of outstanding shares of the
Company entitled to cast a majority of the votes at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting of stockholders and the vote of the holders of shares entitled to cast a majority of the votes represented at such meeting shall decide any question brought before such meeting; provided, that if such quorum be not present, the holders of shares entitled to cast a majority of the votes represented at the meeting may adjourn the meeting from time to time without further notice unless the adjournment is for more than thirty days or a new record date is fixed after adjournment for the adjourned meeting, in either of which cases a notice of adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Voting by ballot shall not be necessary at any meeting of stockholders except when demanded by a stockholder entitled to vote at such meeting.

SECTION 5 - THE PRESIDING OFFICER

         The Chairman (if one shall have been elected) or, in the absence of the Chairman or if one shall not have been elected, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman (if one shall have been elected) and the President, the stockholders present at the meeting in person or by proxy may elect one of their number as chairman of the meeting.

SECTION 6 - PROXIES

         A stockholder may vote either in person or by proxy duly executed in writing by the stockholder or his duly authorized attorney-in-fact.




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SECTION 7 - RECORD DATE FOR DETERMINATION OF STOCKHOLDERS

         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix in advance, as the record date for such determination of stockholders, a date not more than sixty days prior to the date of such meeting or other determination of stockholders, provided that in the case of a meeting of stockholders the date so fixed shall be not less then ten days prior to the date of the meeting.

SECTION 8 - VOTING LISTS

         The Secretary of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 9 - ACTION BY STOCKHOLDERS CONSENT





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         Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given the those stockholders who have not consented in writing.




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                                    ARTICLE V
                                    ---------

                         OFFICERS - ELECTION AND TENURE

         The Board of Directors shall, at its regular meeting next following each annual meeting of stockholders, elect a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Controller, each of whom, unless removed, shall hold his office during the ensuing year and until his successor shall have been elected and qualified. The Board of Directors may elect a Chairman and may elect or appoint such additional officers as it may deem advisable. Any officer may be removed at anytime and a vacancy in any office, for whatever cause, may be filled at any time by the Board of Directors. Any two offices except those of (1) Chairman and Secretary; (2) President and Secretary; (3) Chairman and any Vice President and
(4) President and any Vice President, may be held by the same person.







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                                   ARTICLE VI
                                   ----------

                          OFFICERS - POWERS AND DUTIES

SECTION 1 - THE CHAIRMAN

         The Chairman shall have such powers and perform such duties as may be conferred by these By-laws or as the Board of Directors may from time to time assign.

SECTION 2 - THE PRESIDENT

         The President shall be the Chief Executive Officer of the Company and, subject to the control of the Board of Directors, shall have general charge, direction and supervision of the business and affairs of the Company and over all other officers, employees and agents of the Company. He shall have the power to execute, acknowledge and deliver all deeds, bonds, contracts and other instruments in the name and on behalf of the Company. He shall have such incidental powers as may be reasonably necessary to carry out his duties and shall have such other powers and duties as the Board of Directors may from time to time prescribe.

SECTION 3 - THE VICE PRESIDENTS

         Each Vice President shall perform such duties and have such powers as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 4 - THE SECRETARY

         The Secretary shall attend and keep records of all proceedings of the Board of Directors and of all meetings of the stockholders. He shall affix and attest the seal of the Company to all







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deeds, bonds and other instruments requiring the corporate seal, when such instruments shall have been signed by the President or such other officer who shall have been authorized to sign any such instruments on behalf of the Company. He shall give or cause to be given notice of all meetings of the Board of Directors and of the stockholders, subject to the direction of the person or persons calling such meetings, and in accordance with these By-laws. He shall have such other powers and duties as the Board of Directors or the President shall from time to time prescribe.

SECTION 5 - THE CONTROLLER

         The Controller shall have the responsibility for establishing and maintaining the accounting procedures and records of the Company and shall have functional supervision over the records of all other departments pertaining to revenues, expenses, moneys and property, and over the accounting procedures and records of the subsidiaries. He shall be responsible for the auditing of all accounts and records of the Company. He shall have such other powers and duties as are commonly incidental to the office of Controller.

SECTION 6 - ASSISTANT SECRETARIES AND ASSISTANT CONTROLLERS

         Assistant Secretaries and Assistant Controllers shall respectively assist the Secretary and the Controller in the performance of the respective duties assigned to such principal officers, and, in assisting his principal officer, each of such assistant officers shall for such purpose have the powers of his principal officer. In case of the absence, disability, death, resignation or removal from office of any one or more of such principal officers, his or their duties shall, except as




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otherwise ordered by the Board of Directors, temporarily devolve upon such assistant officer or officers as shall be designated by the President.

SECTION 7 - ADDITIONAL OFFICERS

         Any additional officers elected or appointed shall have such powers and duties as may be prescribed by the Board of Directors or the President.






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                                   ARTICLE VII
                                   -----------

                         CERTIFICATES REPRESENTING STOCK

SECTION 1 - TRANSFERS

         Transfers of stock of the Company shall be made only upon the books of the Company by the holder thereof in person or by the attorney of such holder duly authorized in writing, and upon surrender of certificates for such stock.

         In case of loss or destruction of a certificate representing stock another may be issued in its place upon the stockholder's submitting to a transfer agent of the Company adequate proof of such loss or destruction and giving of a bond of indemnity satisfactory to such transfer agent.

SECTION 2 - EXECUTION OF CERTIFICATES

         Certificates representing stock shall be signed by the President or any Vice President who is also a director of the Company and by the Secretary or an Assistant Secretary, and sealed with the seal of the Company. Such seal may be a facsimile. On any such certificate which is countersigned by a transfer agent or by a registrar, other than the Company itself or one of its employees, the signatures of the President or such Vice President and of the Secretary or Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.




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SECTION 3 - FORM OF CERTIFICATES

         Every certificate representing stock shall state upon the face or back thereof, in full or in the form of a summary, the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, or, in lieu thereof, a legend stating that such statement, in full, will be furnished by the Company or its transfer agent to any stockholder upon request and without charge.






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                                  ARTICLE VIII
                                  ------------

                                 CORPORATE SEAL

         The corporate seal of the Company shall be circular in form, bearing on its face the inscription: "A. B. DICK COMPANY, CORPORATE SEAL, DELAWARE."








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                                   ARTICLE IX
                                   ----------

                                   FISCAL YEAR

         The fiscal year of the Company shall end at the close of business on December 31 of each year, or on such other date as the Board shall designate by resolution properly enacted.

         (By resolution duly adopted, the Board of Directors has designated March 31 of each year as the close of the fiscal year.)








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                                    ARTICLE X
                                    ---------

            PROXIES FOR STOCK IN OTHER CORPORATIONS OWNED BY COMPANY

The President, or in his absence, any Vice President together with the Secretary or an Assistant Secretary, shall have the authority to give to any person or persons (including any one or more of themselves) a written proxy in the name of the Company and under its corporate seal, to vote any or all shares of stock in any other corporation, which are owned by the Company, in any election or upon any question that may be presented at any meeting of the stockholders of such corporation, with full power to waive any notice of such meeting and consent to the holder of any such meeting without notice.







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                                    BY - LAWS








                                ITEK GRAPHIX CORP.

                             A DELAWARE CORPORATION














                                          ADOPTED:    JANUARY 14, 1989

                                          AMENDED AND
                                          RESTATED:   SEPTEMBER 9, 1996